UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                FEBRUARY 5, 1999
                ------------------------------------------------
                Date of Report (Date of earliest event reported)


                      PLANET HOLLYWOOD INTERNATIONAL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                     00028230                 59-3283783
------------------------------    -----------------       ----------------------
(State or other jurisdiction of   (Commission  File         (I.R.S. Employer
incorporation or organization)         Number)            Identification Number)


                              8669 COMMODITY CIRCLE
                             ORLANDO, FLORIDA 32819
           -----------------------------------------------------------
           (Address of principal executive office, including zip code)

                                 (407) 363-7827
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


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ITEM 5.   OTHER EVENTS

         On November 10, 1998, Planet Hollywood International, Inc. (the "Company") announced the filing of a Form S-3 Registration Statement with the Securities and Exchange Commission (the "SEC"). The Registration Statement was filed in connection with a Stock Purchase Agreement between two of the Company's current stockholders - - Leisure Ventures Pte Ltd. ("Leisure"), an entity indirectly controlled by Mr. Ong Beng Seng, a director of the Company, and Kingdom Planet Hollywood Ltd. ("Kingdom"), an entity indirectly controlled by HRH Prince Alwaleed of Saudi Arabia. Pursuant to the Stock Purchase Agreement, as amended, Leisure agreed to sell to Kingdom 10,600,000 shares of the Company's Class A Common Stock, for an aggregate purchase price of $45,000,000.

         The completion of the stock purchase transaction was contingent upon certain events, including the declaration by the SEC that the Form S-3 Registration Statement is effective. After subsequent review and amendment, the Registration Agreement, which registers for resale by Kingdom 15,699,237 shares of the Company's Class A Common Stock, was declared effective by the SEC on January 8,1999. The closing under the Stock Purchase Agreement occurred on Friday, February 5, 1999. Accordingly, Kingdom has increased its ownership in the Company to approximately 16.8%, while Leisure's stake has been reduced to approximately 12.4%. The Company did not receive any proceeds from the sale of stock to Kingdom and will not receive any proceeds from any resales of the stock by Kingdom. A copy of the Stock Purchase Agreement, as amended, is attached hereto as Exhibit 99.1, and is incorporated by reference.

ITEM 7.  EXHIBITS.

         99.1 Stock Purchase Agreement dated as of August 17, 1998, as amended, by and between Leisure Ventures Pte Ltd. and Kingdom Planet Hollywood Ltd.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    February 10, 1999               PLANET HOLLYWOOD
                                           INTERNATIONAL, INC.

                                           /s/ THOMAS AVALLONE
                                           -------------------
                                           Name:  Thomas Avallone
                                           Title: Executive Vice President and
                                                  Chief Financial Officer

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